Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Form S-8 of our report dated July 25, 2005, appearing in the Annual Report on Form 11-K of USANA Health Sciences 401(k) Plan filed with the Securities and Exchange Commission for the year ended December 31, 2004.

/s/ Tanner LC

Salt Lake City, Utah
August 31, 2005